UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

FIRST FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Indiana	000-16759	35-1546989
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Financial Plaza Terre Haute, Indiana	47807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 238-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On March 26, 2009, First Financial Corporation (the “Registrant”) received a letter from the NASDAQ Listing Qualifications Department (“NASDAQ”) informing it that solely as a result of a single real estate transaction with one of its “independent” directors, that director would no longer be considered an “independent” director as defined by the NASDAQ Marketplace Rules. Consequently, the composition of the Registrant’s Board of Directors no longer complies with the NASDAQ Marketplace Rule 4350, which requires that a majority of the board of directors be comprised of independent directors as defined in the NASDAQ Marketplace Rule 4200. The Board of Directors of the Registrant is now considered to be comprised of five “independent” directors and five directors that are not considered “independent” under the NASDAQ Marketplace Rule 4200. In the letter, NASDAQ requested that the Registrant provide a specific plan and timetable to achieve compliance with the NASDAQ Marketplace Rules on or before April 10, 2009. The Registrant is exploring its alternatives and will comply with this request.
In accordance with NASDAQ Marketplace Rule 4803(a), on March 31, 2009 the Registrant issued a press release disclosing the receipt of the deficiency letter from the NASDAQ. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(a) — (c)	Not applicable.

(d)	Exhibits

99.1 Press Release dated March 31, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 31, 2009

FIRST FINANCIAL CORPORATION
By:	/s/ Norman L. Lowery
Norman L. Lowery
Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated March 31, 2009

4